Exhibit 99.1
ZENDESK ANNOUNCES FOURTH QUARTER AND FULL FISCAL YEAR 2017 RESULTS

Highlights:

•	Fourth quarter revenue increased 39% year-over-year to $123.4 million

•	Fourth quarter GAAP operating loss of $28.5 million and non-GAAP operating loss of $2.4 million

•	Full year 2017 revenue increased 38% year-over-year to $430.5 million

•	Full year 2017 GAAP operating loss of $114.6 million and non-GAAP operating loss of $17.1 million
SAN FRANCISCO – February 6, 2018 – Zendesk, Inc. (NYSE: ZEN) today reported financial results for the fiscal quarter and full fiscal year ended December 31, 2017, and released a Shareholder Letter on its investor relations website at https://investor.zendesk.com. Additionally, Zendesk has provided its historical financial results under the new revenue recognition standard ASC 606 on its investor relations website.

Results for the Fourth Quarter 2017
Revenue was $123.4 million for the quarter ended December 31, 2017, an increase of 39% over the prior year period. GAAP net loss for the quarter ended December 31, 2017 was $26.6 million, and GAAP net loss per share was $0.26. Non-GAAP net loss was $0.5 million, and non-GAAP net loss per share was $0.01. Non-GAAP net loss excludes approximately $24.7 million in share-based compensation and related expenses (including $2.0 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software), $0.7 million of amortization of purchased intangibles, and $0.7 million of acquisition-related expenses. GAAP and non-GAAP net loss per share for the quarter ended December 31, 2017 were based on 102.0 million weighted average shares outstanding.

Results for the Full Fiscal Year 2017
Revenue was $430.5 million for the year ended December 31, 2017, an increase of 38% over the prior year period. GAAP net loss for the quarter ended December 31, 2017 was $110.6 million, and GAAP net loss per share was $1.11. Non-GAAP net loss was $13.1 million, and non-GAAP net loss per share was $0.13. Non-GAAP net loss excludes approximately $91.6 million in share-based compensation and related expenses (including $4.8 million of employer tax related to employee stock transactions and $1.8 million of amortization of share-based compensation capitalized in internal-use software), $3.7 million of amortization of purchased intangibles, and $2.2 million of acquisition-related expenses. GAAP and non-GAAP net loss per share for the year ended December 31, 2017 were based on 99.9 million weighted average shares outstanding.

Outlook
As of February 6, 2018, Zendesk provided guidance for the quarter ending March 31, 2018 and for the year ending December 31, 2018. Guidance for 2018 is based on the new revenue recognition standard ASC 606.

For the quarter ending March 31, 2018, Zendesk expects to report:

•	Revenue in the range of $125.0 - 127.0 million

•
GAAP operating loss of $33.0 - 35.0 million, which includes share-based compensation and related expenses of approximately $28.7 million, amortization of purchased intangibles of approximately $0.7 million, and acquisition-related expenses of approximately $0.6 million

•
Non-GAAP operating loss of $3.0 - 5.0 million, which excludes share-based compensation and related expenses of approximately $28.7 million, amortization of purchased intangibles of approximately $0.7 million, and acquisition-related expenses of approximately $0.6 million

•	Approximately 103.8 million weighted average shares outstanding

For the full year 2018, Zendesk expects to report:

•	Revenue in the range of $555.0 - 565.0 million

•
GAAP operating loss of $113.0 - 118.0 million, which includes share-based compensation and related expenses of approximately $112.8 million, amortization of purchased intangibles of approximately $2.7 million, and acquisition-related expenses of approximately $2.5 million

•
Non-GAAP operating loss of $0.0 - 5.0 million, which excludes share-based compensation and related expenses of approximately $112.8 million, amortization of purchased intangibles of approximately $2.7 million, and acquisition-related expenses of approximately $2.5 million

•	Approximately 106.2 million weighted average shares outstanding

•	Free cash flow of approximately $25.0 - 30.0 million

We have not reconciled free cash flow guidance to net cash from operating activities for the full year 2018 because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the full year 2018 is not available without unreasonable effort.

Zendesk’s estimates of share-based compensation and related expenses, amortization of purchased intangibles, and acquisition-related expenses in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to share-based compensation and related expenses.

Shareholder Letter and Conference Call Information

The detailed Shareholder Letter is available at https://investor.zendesk.com and Zendesk will host a conference call to answer questions today, February 6, 2018, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at https://investor.zendesk.com. The conference call can also be accessed by dialing 833-287-0801, or +1 647-689-4460 (outside the U.S. and Canada). The conference ID is 2747839. A replay of the call via webcast will be available at https://investor.zendesk.com or by dialing 800-585-8367 or +1 416-621-4642 (outside the U.S. and Canada) and entering passcode 2747839. The dial-in replay will be available until the end of day February 8, 2018. The webcast replay will be available for 12 months.

About Zendesk

Zendesk builds software for better customer relationships. It empowers organizations to improve customer engagement and better understand their customers. Approximately 119,000 paid customer accounts in over 160 countries and territories use Zendesk products. Based in San Francisco, Zendesk has operations in the United States, Europe, Asia, Australia, and South America. Learn more at www.zendesk.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress towards its long-term financial objectives. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) adverse changes in general economic or market conditions; (ii) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (iii) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (iv) Zendesk’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; (v) the market in which Zendesk operates is intensely competitive, and Zendesk may not compete effectively; (vi) the development of the market for software as a service business software applications; (vii) Zendesk’s ability to introduce and market new products and to support its products on a shared services platform; (viii) Zendesk’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (ix) Zendesk’s ability to effectively manage its growth and organizational change; (x) breaches in Zendesk’s security measures or unauthorized access to its customers’ data; (xi) service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xii) real or perceived errors, failures, or bugs in its products; (xiii) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; and (xiv) Zendesk’s ability to effectively expand its sales capabilities.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2017.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$123,426	$88,623	$430,492	$311,999
Cost of revenue	34,958	25,582	127,422	93,900
Gross profit	88,468	63,041	303,070	218,099
Operating expenses:
Research and development	30,779	24,383	115,291	91,067
Sales and marketing	64,035	47,566	220,742	166,987
General and administrative	22,177	16,222	81,680	64,371
Total operating expenses	116,991	88,171	417,713	322,425
Operating loss	(28,523)	(25,130)	(114,643)	(104,326)
Other income, net	1,142	775	2,487	1,520
Loss before provision for (benefit from) income taxes	(27,381)	(24,355)	(112,156)	(102,806)
Provision for (benefit from) income taxes	(732)	193	(1,518)	993
Net loss	$(26,649)	$(24,548)	$(110,638)	$(103,799)
Net loss per share, basic and diluted	$(0.26)	$(0.26)	$(1.11)	$(1.11)
Weighted-average shares used to compute net loss per share, basic and diluted	102,044	95,793	99,918	93,161

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$109,370	$93,677
Marketable securities	137,576	131,190
Accounts receivable, net of allowance for doubtful accounts of $1,252 and $1,269 as of December 31, 2017 and 2016, respectively	57,096	37,343
Prepaid expenses and other current assets	24,165	17,608
Total current assets	328,207	279,818
Marketable securities, noncurrent	97,447	75,168
Property and equipment, net	59,157	62,731
Goodwill and intangible assets, net	67,034	53,296
Other assets	8,359	4,272
Total assets	$560,204	$475,285

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,307	$4,555
Accrued liabilities	21,876	19,106
Accrued compensation and related benefits	29,017	20,281
Deferred revenue	174,524	123,276
Total current liabilities	230,724	167,218
Deferred revenue, noncurrent	1,213	1,257
Other liabilities	6,626	7,382
Total liabilities	238,563	175,857
Stockholders’ equity:
Preferred stock, par value $0.01 per share	—	—
Common stock, par value $0.01 per share	1,031	971
Additional paid-in capital	753,568	624,026
Accumulated other comprehensive loss	(2,372)	(5,197)
Accumulated deficit	(430,586)	(319,720)
Treasury stock, at cost	—	(652)
Total stockholders’ equity	321,641	299,428
Total liabilities and stockholders’ equity	$560,204	$475,285

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net loss	$(26,649)	$(24,548)	$(110,638)	$(103,799)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,668	7,506	31,931	27,506
Share-based compensation	22,244	17,444	85,049	73,779
Excess tax benefit from share-based award activity	—	(204)	—	(337)
Other	222	1,884	603	3,106
Changes in operating assets and liabilities:
Accounts receivable	(6,162)	(26)	(21,201)	(11,808)
Prepaid expenses and other current assets	54	1,115	(5,055)	(6,286)
Other assets and liabilities	(442)	(2,058)	(5,955)	(3,887)
Accounts payable	(5,398)	(1,266)	1,839	(3,486)
Accrued liabilities	76	2,616	6,919	5,261
Accrued compensation and related benefits	5,896	5,243	7,399	6,055
Deferred revenue	19,847	12,822	51,204	38,418
Net cash provided by operating activities	17,356	20,528	42,095	24,522
Cash flows from investing activities
Purchases of property and equipment	(3,062)	(8,153)	(16,396)	(20,647)
Internal-use software development costs	(2,284)	(1,997)	(7,521)	(6,310)
Purchases of marketable securities	(42,030)	(32,408)	(177,309)	(249,048)
Proceeds from maturities of marketable securities	27,775	15,719	116,735	39,690
Proceeds from sale of marketable securities	2,946	14,707	31,090	53,951
Cash paid for acquisition of Outbound, net of cash acquired	—	—	(16,470)	—
Net cash used in investing activities	(16,655)	(12,132)	(69,871)	(182,364)
Cash flows from financing activities
Proceeds from exercise of employee stock options	13,332	5,526	31,882	25,412
Proceeds from employee stock purchase plan	3,268	2,300	14,248	11,004
Taxes paid related to net share settlement of share-based awards	(574)	(177)	(2,989)	(803)
Excess tax benefit from share-based award activity	—	204	—	337
Principal payments on debt	—	—	—	(323)
Net cash provided by financing activities	16,026	7,853	43,141	35,627
Effect of exchange rate changes on cash and cash equivalents	40	(161)	328	(334)
Net increase (decrease) in cash and cash equivalents	16,767	16,088	15,693	(122,549)
Cash and cash equivalents at beginning of period	92,603	77,589	93,677	216,226
Cash and cash equivalents at end of period	$109,370	$93,677	$109,370	$93,677

Non-GAAP Results
(In thousands, except per share data)
The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of gross profit and gross margin
GAAP gross profit	$88,468	$63,041	$303,070	$218,099
Plus: Share-based compensation	2,372	1,691	9,040	7,045
Plus: Employer tax related to employee stock transactions	129	106	530	383
Plus: Amortization of purchased intangibles	612	837	3,209	3,362
Plus: Amortization of share-based compensation capitalized in internal-use software	417	598	1,774	1,821
Non-GAAP gross profit	$91,998	$66,273	$317,623	$230,710
GAAP gross margin	72%	71%	70%	70%
Non-GAAP adjustments	3%	4%	4%	4%
Non-GAAP gross margin	75%	75%	74%	74%

Reconciliation of operating expenses
GAAP research and development	$30,779	$24,383	$115,291	$91,067
Less: Share-based compensation	(7,697)	(6,535)	(29,970)	(27,083)
Less: Employer tax related to employee stock transactions	(816)	(756)	(1,971)	(1,559)
Less: Acquisition-related expenses	(406)	—	(843)	—
Non-GAAP research and development	$21,860	$17,092	$82,507	$62,425
GAAP research and development as percentage of revenue	25%	28%	27%	29%
Non-GAAP research and development as percentage of revenue	18%	19%	19%	20%

GAAP sales and marketing	$64,035	$47,566	$220,742	$166,987
Less: Share-based compensation	(6,414)	(5,263)	(24,776)	(23,043)
Less: Employer tax related to employee stock transactions	(356)	(768)	(1,164)	(1,342)
Less: Amortization of purchased intangibles	(135)	(104)	(495)	(418)
Less: Acquisition-related expenses	(281)	—	(750)	—
Non-GAAP sales and marketing	$56,849	$41,431	$193,557	$142,184
GAAP sales and marketing as percentage of revenue	52%	54%	51%	54%
Non-GAAP sales and marketing as percentage of revenue	46%	47%	45%	46%

GAAP general and administrative	$22,177	$16,222	$81,680	$64,371
Less: Share-based compensation	(5,761)	(3,955)	(21,263)	(16,608)
Less: Employer tax related to employee stock transactions	(671)	(123)	(1,184)	(586)
Less: Acquisition-related expenses	(45)	—	(566)	—
Non-GAAP general and administrative	$15,700	$12,144	$58,667	$47,177
GAAP general and administrative as percentage of revenue	18%	18%	19%	21%
Non-GAAP general and administrative as percentage of revenue	13%	14%	14%	15%

Reconciliation of operating loss and operating margin
GAAP operating loss	$(28,523)	$(25,130)	$(114,643)	$(104,326)
Plus: Share-based compensation	22,244	17,444	85,049	73,779
Plus: Employer tax related to employee stock transactions	1,972	1,753	4,849	3,870
Plus: Amortization of purchased intangibles	747	941	3,704	3,780
Plus: Acquisition-related expenses	732	—	2,159	—
Plus: Amortization of share-based compensation capitalized in internal-use software	417	598	1,774	1,821
Non-GAAP operating loss	$(2,411)	$(4,394)	$(17,108)	$(21,076)
GAAP operating margin	(23)%	(28)%	(27)%	(33)%
Non-GAAP adjustments	21%	23%	23%	26%
Non-GAAP operating margin	(2)%	(5)%	(4)%	(7)%

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of net loss
GAAP net loss	$(26,649)	$(24,548)	$(110,638)	$(103,799)
Plus: Share-based compensation	22,244	17,444	85,049	73,779
Plus: Employer tax related to employee stock transactions	1,972	1,753	4,849	3,870
Plus: Amortization of purchased intangibles	747	941	3,704	3,780
Plus: Acquisition-related expenses	732	—	2,159	—
Plus: Amortization of share-based compensation capitalized in internal-use software	417	598	1,774	1,821
Non-GAAP net loss	$(537)	$(3,812)	$(13,103)	$(20,549)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.26)	$(0.26)	$(1.11)	$(1.11)
Non-GAAP adjustments to net loss	0.25	0.22	0.98	0.89
Non-GAAP net loss per share, basic and diluted	$(0.01)	$(0.04)	$(0.13)	$(0.22)

Weighted-average shares used to compute net loss per share, basic and diluted	102,044	95,793	99,918	93,161

Computation of free cash flow
Net cash provided by operating activities	$17,356	$20,528	$42,095	$24,522
Less: purchases of property and equipment	(3,062)	(8,153)	(16,396)	(20,647)
Less: internal-use software development costs	(2,284)	(1,997)	(7,521)	(6,310)
Free cash flow	$12,010	$10,378	$18,178	$(2,435)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating loss and operating margin, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and free cash flow.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation and Amortization of Share-based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, including amortization of acquisition-related retention payments capitalized in internal-use software, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, less purchases of property and equipment and internal-use software development costs. Zendesk uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow provides investors with an important perspective on the cash available to fund ongoing operations.

Zendesk has not reconciled free cash flow guidance to net cash from operating activities for the year ending December 31, 2018 because Zendesk does not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the year ending December 31, 2018 is not available without unreasonable effort.

Zendesk’s disclosures regarding its expectations for its non-GAAP operating margin include adjustments to its expectations for its GAAP operating margin that exclude the expected share-based compensation and related expenses, amortization of purchased intangibles, and acquisition-related expenses excluded from its expectations for non-GAAP operating loss as compared to its expectation for GAAP operating loss for the same period.

Zendesk does not provide a reconciliation of its non-GAAP operating margin guidance to GAAP operating margin for future periods beyond the current fiscal year because Zendesk does not provide guidance on the reconciling items between GAAP operating margin and non-GAAP operating margin for such periods, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP operating margin and, accordingly, a reconciliation of GAAP operating margin to non-GAAP operating margin guidance for such periods is not available without unreasonable effort.

Zendesk’s disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk’s cost of revenue and amortization of purchased intangibles related to developed technology. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk’s platform infrastructure and customer experience organization.

Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of purchased intangibles, and acquisition-related expenses, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

About Operating Metrics

Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of paid customer accounts on Zendesk Support, Zendesk Chat, and its other products, dollar-based net expansion rate, monthly recurring revenue represented by its churned customers, and the percentage of its monthly recurring revenue from Support originating from customers with 100 or more agents on Support.

Zendesk defines the number of paid customer accounts at the end of any particular period as the sum of (i) the number of accounts on Support, exclusive of its legacy Starter plan, free trials, or other free services, (ii) the number of accounts using Chat, exclusive of free trials or other free services, and (iii) the number of accounts on all of its other products, exclusive of free trials and other free services, each as of the end of the period and as identified by a unique account identifier. Use of Support, Chat, and Zendesk’s other products requires separate subscriptions and each of these accounts are treated as a separate paid customer account. Existing customers may also expand their utilization of Zendesk’s products by adding new accounts and a single consolidated organization or customer may have multiple accounts across each of Zendesk’s products to service separate subsidiaries, divisions, or work processes. Each of these accounts is also treated as a separate paid customer account.

Zendesk’s dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, upgrades in subscription plans, and the purchase of additional products as offset by churn, contraction in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk’s dollar-based net expansion rate is based upon monthly recurring revenue for a set of paid customer accounts on its products. Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any one-time discounts or any platform usage above the subscription base, if any, that may be applicable to such subscription. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other GAAP financial measure over any period. It is forward-looking and contractually derived as of the date of determination.

Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate monthly recurring revenue across its products for customers with paid customer accounts on Support or Chat as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate monthly recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. The dollar-based net expansion rate is also adjusted to eliminate the effect of certain activities that Zendesk identifies involving the transfer of agents between paid customer accounts, consolidation of customer accounts, or the split of a single paid customer account into multiple paid customer accounts. In addition, the dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that are used to determine the base revenue. Giving effect to this consolidation results in Zendesk’s dollar-based net expansion rate being calculated across approximately 92,800 customers, as compared to the approximately 118,900 total paid customer accounts as of December 31, 2017.

To the extent that Zendesk can determine that the underlying customers do not share common corporate information, Zendesk does not aggregate paid customer accounts associated with reseller and other similar channel arrangements for the purposes of determining its dollar-based net expansion rate. While not material, Zendesk believes the failure to account for these activities would otherwise skew the dollar-based net expansion metrics associated with customers that maintain multiple paid customer accounts across its products and paid customer accounts associated with reseller and other similar channel arrangements.

Zendesk does not currently incorporate operating metrics associated with its analytics product or its Outbound product into its measurement of dollar-based net expansion rate.

For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports filed with the Securities and Exchange Commission.

Zendesk calculates its monthly recurring revenue represented by its churned customers on an annualized basis by dividing base revenue associated with paid customer accounts on Support that churn, either by termination of the subscription or failure to renew, during the annual period being measured, by Zendesk’s base revenue. Zendesk’s monthly recurring revenue represented by its churned customers excludes expansion or contraction associated with paid customer accounts on Support and the effect of upgrades or downgrades in subscription plan. The monthly recurring revenue represented by its churned customers is adjusted to exclude paid customer accounts that churned from the customer base used that share common corporate information with customer accounts that did not churn from the customer base during the annual period being measured. While not material, Zendesk believes the failure to make this adjustment could otherwise skew the monthly recurring revenue represented by its churned customers as a result of customers that maintain multiple paid customer accounts on Support.

Zendesk’s percentage of monthly recurring revenue from Support that is generated by customers with 100 or more agents on Support is determined by dividing the monthly recurring revenue from Support for paid customer accounts with 100 or more agents on Support as of the measurement date by the monthly recurring revenue from Support for all paid customer accounts on Support as of the measurement date. Zendesk determines the customers with 100 or more agents on Support as of the measurement date based on the number of activated agents on Support at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information.

Zendesk determines the annualized value of a contract by annualizing the monthly recurring revenue for such contract.

Zendesk does not currently incorporate operating metrics associated with products other than Support into its measurement of monthly recurring revenue represented by its churned customers or the percentage of monthly recurring revenue from Support that is generated by customers with 100 or more agents on Support.

Source: Zendesk, Inc.

Contact:
Zendesk, Inc.
Investor Contact:
Marc Cabi, +1 415-852-3877
ir@zendesk.com

or

Media Contact:
Tian Lee, +1 415-231-0847
press@zendesk.com